UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2026
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39733 (Commission File Number)	88-1818410 (IRS Employer Identification No.)
8226 Philips Highway, Suite 101 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
(650) 701-7722
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 12, 2026, the Board of Directors (the “Board”) of Redwire Corporation (the “Company”), upon recommendation by the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), appointed Frank Calvelli to fill the vacancy on the Board resulting from previously announced resignations. Mr. Calvelli will serve as a Class III director with a term of office expiring at the Company’s 2027 Annual Meeting of Stockholders. Mr. Calvelli is not initially expected to serve as a member of any of the Board’s committees. Mr. Calvelli will be paid in accordance with the Company’s non-employee director compensation policy. In connection with the appointment of Mr. Calvelli to the Board, Mr. Calvelli and the Company will enter into an Indemnification Agreement, the form of which was filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 10, 2021. The Board has determined that Mr. Calvelli is independent under the New York Stock Exchange listing standards. There was no arrangement or understanding between Mr. Calvelli and any other person pursuant to which Mr. Calvelli was selected as a director, and the Company is not aware of any related transactions or relationships between Mr. Calvelli and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Calvelli currently serves on the Board of Directors of True Anomaly, Inc. and as a member of the Board of Trustees of The Aerospace Corporation. From May 2022 to January 2025, he served as the Assistant Secretary of the Air Force for Space Acquisition and Integration, where he was the Service Acquisition Executive overseeing an annual budget in excess of $18 billion and directing programs for the U.S. Space Force, including Space Systems Command and the Space Development Agency. Previously, Mr. Calvelli was a Senior Vice President at Booz Allen Hamilton from July 2021 to April 2022. From 2012 to 2020, he served as the Principal Deputy Director of the National Reconnaissance Office (NRO), where he managed the day-to-day operations of the 3,500-person agency and its satellite and ground systems portfolio. Mr. Calvelli also currently serves on the Strategic Advisory Board of Parsons Corporation (NYSE: PSN) and as an instructor at Pardus Inc. He previously served on the Board of Directors of Altamira Technologies from June 2025 until its acquisition in January 2026. Mr. Calvelli holds a Bachelor’s degree in Computer and Information Sciences from the State University of New York at Potsdam and an M.B.A. from Loyola University Maryland.

Item 7.01 - Regulation FD Disclosure.

The Company issued a press release announcing Mr. Calvelli’s appointment on March 17, 2026, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 - Other Events

On March 12, 2026, upon recommendation by the Nominating and Corporate Governance Committee, the Board approved the appointment of Dorothy D. Hayes as Chair and General (RET) James McConville as a member of the Audit Committee of the Board (the “Audit Committee”), in each case effective immediately.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2026

Redwire Corporation

By:	/s/ Chris Edmunds
Name:	Chris Edmunds
Title:	Chief Financial Officer